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                                                                    Exhibit 4.16


EXECUTION COPY

                             DATE: 27TH JANUARY 2003

                             AMARIN CORPORATION PLC.
                                       AND
                        ELAN PHARMA INTERNATIONAL LIMITED

                             DEED OF VARIATION NO. 3
                                   RELATING TO
                LOAN AGREEMENT DATED 28 SEPTEMBER 2001 AS AMENDED
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                                      INDEX

1.       DEFINITIONS AND INTERPRETATION...................................1


2.       INTRODUCTION.....................................................1


3.       VARIATIONS.......................................................1


4.       CONFIRMATION OF THE AGREEMENT....................................2


5.       EXECUTION AND DELIVERY...........................................2


6.       MISCELLANEOUS....................................................3
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THIS DEED OF VARIATION NO. 3 is made the 27th January 2003


BETWEEN:

(1) AMARIN CORPORATION PLC, a company incorporated in England and Wales (registered no. 002353920), whose registered office is 7 Curzon Street, London, W1J 5HG England ("AMARIN"); and

(2) ELAN PHARMA INTERNATIONAL LIMITED, a company incorporated in the Republic of Ireland, whose registered office is at WIL House, Shannon Business Park, Shannon, Co Clare, Ireland ("ELAN PHARMA").

WHEREAS:

(A)   Amarin and Elan Pharma entered into a Loan Agreement dated 28 September
      2001.

(B) The said Loan Agreement was amended by a Deed of Variation dated 19 July 2002 and by a Deed of Variation No. 2 dated 23 December 2002.

(C) Elan Corporation, plc., Elan Pharma, Elan International Services Limited, Elan Pharmaceuticals, Inc., Monksland Holdings BV and Amarin have entered into a Master Agreement of even date herewith (the "MASTER AGREEMENT").

(D) Pursuant to the Master Agreement, Amarin and Elan Pharma have agreed to amend the Agreement (as defined below) by and upon the terms of this Deed.

NOW THIS DEED WITNESSES AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

1.1. In this Deed, the "AGREEMENT" shall mean the Loan Agreement between Amarin and Elan Pharma dated 28 September 2001, as amended by the Deed of Variation dated 19 July 2002 and further amended by the Deed of Variation No. 2 dated 23 December 2002.

1.2. Unless the context otherwise requires, all other words and expressions defined in the Agreement shall have the same meaning in this Deed.

1.3.  Reference to clauses herein are to clauses in the Agreement.

2.    INTRODUCTION

This Deed is supplemental to the Agreement.

3.    VARIATIONS

The parties to this Deed agree that with effect from the date hereof the Agreement shall be varied as follows:

3.1.  The following definitions shall be added:


      " "LEGACY SALE" shall mean the sale to one or more independent third parties of all or substantially all of the assets of Amarin and/or its Affiliates relating to all or substantially all of the following products/product lines: Motofen, Capital & Codeine, Nohalist and the Bontril and Phrenilin families of products."

      " "SWEDISH SALE" shall mean the sale to an independent third party of (a) all or substantially all the shares in Amarin's Affiliate Amarin Development AB, Malmo, Sweden ("AMARIN AB") or (b) all or substantially all of the assets of Amarin AB."


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3.2.  Clause 2.4 (Repayment) shall be varied so it reads:

      "REPAYMENT

      The Loan shall be repaid by Amarin to Elan Pharma (or as it may direct) in the following amounts on the following dates:

      2.4.1 US$2,500,000 on 22 July 2002 (together with all interest thereon as calculated pursuant to clause 2.3);


      2.4.2 US$17,500,000 (together with all interest thereon as calculated pursuant to clause 2.3) on 30 September 2002;


      2.4.3 US$10,000,000 (together with all interest thereon as calculated pursuant to clause 2.3) on 30 September 2004;


      2.4.4 US$15,000,000 (together with all interest thereon as calculated pursuant to clause 2.3) on 30 September 2005.

      in each case without any set-off, counterclaim, withholding or deduction for any reason whatsoever except as required by law."

3.3. Clause 2.5 shall be deleted in its entirety and replaced with the following:

      "2.5 PREPAYMENT

              Amarin may prepay the whole amount or part of the Loan which is outstanding at any time before any of the dates specified in Clause 2.4, together with any interest thereon as calculated pursuant to clause 2.3 and as if the date of such prepayment was the last day of an Interest Period.

              Amarin may not pay less than US$100,000 in any prepayment of only part of the Loan then outstanding, unless this is required by some other agreement between Amarin and Elan Pharma.

              Each such prepayment shall be credited first against the first payments in time under Clause 2.4."

3.4. Clause 4 shall be varied by the addition of the following Clause 4.5A between clauses 4.5 and 4.6:

      "4.5A   LEGACY SALE AND SWEDISH SALE

              4.5A.1 Subject to the fiduciary obligations of the Board of Directors, Amarin fails to use its best commercial efforts to procure the Legacy Sale and/or the Swedish Sale each for a reasonable sum; or

              4.5A.2 Amarin fails to apply the proceeds of the Legacy Sale and/or the Swedish Sale in the manner provided for in the Master Agreement."

4.    CONFIRMATION OF THE AGREEMENT

Save as varied by this Deed, the parties hereto confirm that the Agreement shall continue in full force and effect in all respects.

5.    EXECUTION AND DELIVERY


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5.1.  Each of the parties to this document intends it to be a Deed and agrees that upon it being dated it shall be treated as having been delivered as a Deed.

5.2. The signing of this Deed by or on behalf of the parties hereto shall constitute an authority to their respective solicitors (or any of them) or any agent or an employee of them to date it as a Deed on behalf of the parties.

6.    MISCELLANEOUS

6.1. This Deed may be executed in several counterparts and upon due execution of all such counterparts by one or more parties, each counterpart shall be deemed to be an original hereof.

6.2. The provisions of Clauses 5 (Further Assurance), 6 (General), 7 (Assignment), 8 (Notices) and 9 (Governing Law, Jurisdiction) of the Agreement shall be incorporated into this Deed mutatis mutandis.

IN WITNESS whereof the parties have executed and delivered this Deed the date first above written.


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EXECUTED as a DEED by         )
AMARIN CORPORATION PLC        )
acting by:-                   )

Director          /s/ Richard Stewart

Secretary         /s/ Jonathan Lamb


SIGNED AND DELIVERED AS A DEED


by ELAN PHARMA INTERNATIONAL LIMITED a                  /s/ William Daniel
company incorporated in Ireland acting by               /s/ Michael O'Reilly
(being [a person] [persons] who, in
accordance with the laws of that country,
[is/are] acting under the authority of
the company) in the presence of:


Witness:
Signature   /s/ Alex Nesbitt

Name        Alex Nesbitt

Address     Lincoln House Lincoln Place

            Dublin 2
            Ireland

Occupation  Attorney (emp.)


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